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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

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                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): March 31, 2000

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                           BOEING CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


                           Delaware 95-2564584 0-10795
     (State or other jurisdiction of (I.R.S. Employer (Commission File No.)
               Incorporation or Organization) Identification No.)

                4060 Lakewood Boulevard, 6th Floor - Long Beach,
                   California 90808-1700 (Address of principal
                               executive offices)

                                 (562) 627-3000
              (Registrant's telephone number, including area code)


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



                                Table of Contents

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                                                                       Page
Item 2................................................................... 2

Item 7.  Financial Statements and Exhibits............................... 3

    a.  Financial Statements of Business Acquired........................ 3

    b.  Pro Forma Financial Information..................................13

    c.  Exhibits.........................................................18

Item 2.

On March 31, 2000, Boeing Capital Corporation (the "Company") agreed to acquire (the "Acquisition") a portfolio ("Customer Financing" or the "Portfolio") of leases, the related aircraft equipment and loans secured by aircraft and related assets from its parent, The Boeing Company or its subsidiaries (collectively referred to as "Boeing") for promissory notes in the aggregate principal amount of $1,261.9 million, together with an equity contribution of $50.1 million. The Acquisition is an integral part of the previously announced reorganization and consolidation of Boeing's customer financing activities into the Company. The Portfolio and related activities were acquired effective as of January 1, 2000.

The Portfolio consists of $1,223.2 million of leases and related aircraft equipment and $371.7 million of loans secured by aircraft equipment, which as a group, when considered together with guaranties from Boeing in favor of the Company, meet the Company's investment criteria. For the year ended December 31, 1999, the Portfolio generated approximately $138.4 million in revenues and an excess of revenues over direct and identified corporate expenses of $31.1 million. However, 1999 results are not predictive of future results as, among other things, the financial statements for 1999 do not include a complete allocation of expenses such as interest (other than interest on non-recourse debt) and certain overhead expenses and income taxes. In particular, the provisions for losses and write-downs are not necessarily predictive of future provisions for losses or write-downs of equipment under operating leases.

The Portfolio is comprised primarily of leases and loans relating to Boeing/McDonnell Douglas aircraft and includes leases and loans to 16 different customers including Viacao Aerea Rio-Grandense ("VARIG"), Thai Airways ("Thai"), United Airlines ("United") and City Bird S.A. ("City Bird"). A substantial portion of the Portfolio is concentrated among these four largest Customer Financing customers which, individually, each comprise 10% or greater of the Portfolio. As of December 31, 1999, these four largest commercial aircraft customers accounted for $1,234.3 million (77.4% of total Portfolio). After giving effect to the Acquisition, no single customer accounts for 10% or greater of the total Company portfolio.

VARIG, Customer Financing's largest customer, accounted for $472.6 million (29.6% of total Portfolio) and $487.6 million (34.8% of total Portfolio) at December 31, 1999 and 1998, respectively. VARIG has defaulted on its obligations within the Portfolio in recent years, which has resulted in deferrals and restructurings. Accordingly, Boeing has provided the Company with a first loss deficiency guaranty covering the VARIG leases within the Portfolio subject to a maximum coverage of 35% of the stipulated loss value of the leases.

Customer Financing's second largest customer, Thai, accounted for $359.9 million (22.6% of total Portfolio) and $213.8 million (15.3% of total Portfolio) at December 31, 1999 and 1998, respectively. See Note 13 of the Notes to the Statements of Net Assets Acquired and Statements of Revenues, Direct Expenses and Identified Corporate Expenses in Item 7a. for discussion of the subsequent payoff by Thai.

United, Customer Financing's third largest customer, accounted for $236.4 million (14.8% of total Portfolio) and $237.0 million (16.9% of total Portfolio) at December 31, 1999 and 1998, respectively.

City Bird, Customer Financing's fourth largest customer, accounted for $165.3 million (10.4% of total Portfolio) and $172.0 million (12.3% of total Portfolio) at December 31, 1999 and 1998, respectively.

In addition to the Portfolio, 22 employees who supported the Portfolio and Boeing's product financing activities became employees of the Company in January 2000.

The Acquisition was effected pursuant to a Term Sheet dated as of January 1, 2000, as well as various definitive transfer agreements (collectively referred to as the "Transfer Agreements") between the Company and Boeing. Copies of the forms of assignment agreement, stock purchase agreement, participation agreement and promissory note used as part of the Transfer Agreements and the Term Sheet are incorporated by reference as an exhibit to this Report. The following description is qualified in its entirety by reference to the provisions of such exhibits.

The Term Sheet provides that the Portfolio is being acquired effective as of January 1, 2000. Accordingly, the promissory notes issued by the Company to pay for the Portfolio are dated as of January 1, 2000 and bear interest at a rate of 7.7% per annum as of January 1, 2000. Likewise, all principal, interest and rent received under the leases, loans or other agreements accrued since January 1, 2000 under the Portfolio will be paid or credited to the Company with interest paid by Boeing at a rate of 7.7% per annum.

The promissory notes issued by the Company to Boeing in connection with the Acquisition represent general unsecured obligations of the Company which mature on January 15, 2007 (or earlier at Boeing's discretion). See Note 13 of the Notes to the Statements of Net Assets Acquired and Statements of Revenues, Direct Expenses and Identified Corporate Expenses in Item 7a. for discussion of the subsequent paydowns on the promissory notes.

A portion of Boeing's unfunded commercial aircraft financing commitments existing as of December 31, 1999 of approximately $4,500.0 million may be funded by the Company, on a transaction by transaction basis, subject to approval of each transaction by the Company's investment committee (which may require credit enhancements from Boeing or other parties or other conditions the Company deems necessary to meet the Company's investment requirements).

As of March 27, 2000, $1.0 billion of the 364-day revolving credit line of Boeing has been made available to the Company. This new credit facility replaces the Company's former $240.0 million credit line which was terminated March 30, 2000.

Item 7.      Financial Statements and Exhibits.

a.       Financial Statements of Business Acquired.

Based on the materiality of this acquisition to the Company, Rule 3-05(b)(2)(ii) of Regulation S-X requires the Company to furnish full audited financial statements for the business acquired as specified in Rule 3-01 and Rule 3-02. However, the Company has been advised by Boeing that Customer Financing is not a "stand-alone" division or subsidiary of Boeing and has not been historically accounted for separately. As a result, the distinct and separate accounting information necessary to present individual Customer Financing balance sheets as of December 31, 1999 and 1998 and statements of operations for the years ended December 31, 1999, 1998 and 1997 have not been maintained. Boeing does have, however, accounting records as of those dates sufficient to prepare certain financial information related to the acquired assets and assumed liabilities.

Based on the circumstances described above, the following audited financial statements are hereby included in this Form 8-K. The Company believes the inclusion of these financial statements to be in compliance with the requirements of Rule 3-05 of Regulation S-X as the most appropriate presentation under the circumstances:

-     Audited Statements of Net Assets Acquired as of December 31, 1999 and
      1998.

- Audited Statements of Revenues, Direct Expenses and Identified Corporate Expenses for the Years Ended December 31, 1999, 1998 and 1997.

- Notes to the Statements of Net Assets Acquired as of December 31, 1999 and 1998 and Statements of Revenues, Direct Expenses and Identified Corporate Expenses for the Years Ended December 31, 1999, 1998 and 1997.

The aforementioned financial statements are not predictive of future results as, among other things, the financial statements for 1999 do not include a complete allocation of expenses such as interest (other than interest on non-recourse debt) and certain overhead expenses and income taxes. Additionally, the provisions and write-downs reflected in the Statements of Revenues, Direct Expenses and Identified Corporate Expenses included in Item 7a. are not necessarily predictive of future performance.

                        Report of Independent Accountants


Shareholders and Board of Directors
The Boeing Company and Boeing Capital Corporation

We have audited the accompanying statements of net assets acquired of the Customer Financing Business ("Customer Financing") of The Boeing Company ("Boeing") as of December 31, 1999 and 1998, and the related statements of revenues, direct expenses and identified corporate expenses for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of Boeing's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Boeing Capital Corporation) as described in Note 2 to the financial statements and are not intended to be a complete presentation of Customer Financing's financial position and results of operations.

In our opinion, such financial statements present fairly, in all material respects, the net assets acquired as of December 31, 1999 and 1998 and the revenues, direct expenses and identified corporate expenses for each of the three years in the period ended December 31, 1999 of Customer Financing in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP


Seattle, Washington
April 12, 2000

CUSTOMER FINANCING
STATEMENTS OF NET ASSETS ACQUIRED

                                                                                  December 31,
                                                                       ----------------------------------
(Dollars in millions)                                                        1999              1998
                                                                       ----------------------------------
ASSETS ACQUIRED:
    Financing receivables:
      Investment in finance leases                                     $       530.0     $       389.4
      Notes receivable, including accrued interest                             371.7             269.8
                                                                       --------------------------------
                                                                               901.7             659.2
      Allowance for losses on financing receivables                           (176.6)           (133.6)
                                                                       --------------------------------
                                                                               725.1             525.6
    Equipment under operating leases, net                                      693.2             742.0
                                                                       --------------------------------
      Total assets acquired                                                  1,418.3           1,267.6
                                                                       --------------------------------

LIABILITIES ASSUMED:
    Accrued liabilities                                                         47.9              70.3
    Non-recourse indebtedness                                                   58.4              61.6
                                                                       --------------------------------
       Total liabilities assumed                                               106.3             131.9
                                                                       --------------------------------
       Net assets acquired                                             $     1,312.0     $     1,135.7
                                                                       ================================

See accompanying Notes to the Statements of Net Assets Acquired and Statements of Revenues, Direct Expenses and Identified Corporate Expenses.

CUSTOMER FINANCING
STATEMENTS OF REVENUES, DIRECT EXPENSES AND IDENTIFIED CORPORATE EXPENSES

                                                                                  For the Year Ended December 31,
                                                                         --------------------------------------------------
(Dollars in millions)                                                         1999              1998              1997
                                                                         --------------------------------------------------
REVENUES:
    Finance lease income                                                 $       32.2     $      14.8       $       14.8
    Interest income on notes receivable                                          21.3            13.7                7.7
    Operating lease income, net of depreciation
       expense of $35.2, $27.8 and $9.9 in 1999,
       1998 and 1997, respectively                                               84.9            20.2                9.7
                                                                         -----------------------------------------------
                                                                                138.4            48.7               32.2
                                                                         -----------------------------------------------
DIRECT AND IDENTIFIED CORPORATE EXPENSES:
    Interest expense                                                              6.0             6.2                6.4
    Provision for losses                                                         11.3            62.0                8.4
    Operating expenses                                                            2.8             2.9                1.9
    Write-downs of equipment under operating leases                              80.0            74.0               13.2
    Other                                                                         7.2             1.2                -
                                                                         ------------------------------------------------
                                                                                107.3           146.3               29.9
                                                                         ------------------------------------------------
Excess (shortfall) of revenues over direct and identified
    corporate expenses                                                   $       31.1     $     (97.6)     $         2.3
                                                                         ================================================

See accompanying Notes to the Statements of Net Assets Acquired and Statements of Revenues, Direct Expenses and Identified Corporate Expenses.

CUSTOMER FINANCING
NOTES TO THE STATEMENTS OF NET ASSETS ACQUIRED AND STATEMENTS OF REVENUES, DIRECT EXPENSES AND IDENTIFIED CORPORATE EXPENSES
December 31, 1999, 1998 and 1997

Note 1.  Description of Business Acquired

The Customer Financing portfolio and affiliated companies of The Boeing Company ("Boeing") acquired ("Customer Financing") by Boeing Capital Corporation ("the Company") are engaged in providing lease and loan financing to certain of Boeing's commercial aircraft customers (generally airlines).

On March 31, 2000, the Company agreed to acquire (the "Acquisition") Customer Financing's portfolio from Boeing for promissory notes in the aggregate principal amount of $1,261.9 million, together with an equity contribution of $50.1 million. The Acquisition is an integral part of the previously announced reorganization and consolidation of Boeing's customer financing activities into the Company. The Customer Financing portfolio and related activities were acquired effective as of January 1, 2000.

Note 2.  Basis of Presentation

The accompanying Statements of Net Assets Acquired as of December 31, 1999 and 1998 and of Revenues, Direct Expenses and Identified Corporate Expenses for the Years Ended December 31, 1999, 1998 and 1997 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The Statements of Net Assets Acquired include the amounts of certain assets and liabilities of Customer Financing as of the above dates. Net assets acquired include lease and loan agreements and the related receivables, and equipment subject to operating leases. Liabilities assumed consist of liabilities due to third parties.

The Statements of Revenues, Direct Expenses and Identified Corporate Expenses include direct expenses of Customer Financing for the origination of the lease and loan agreements, interest expense on the non-recourse debt and allocations of costs incurred by Boeing primarily for sales, administration and management services that are directly attributed to the operations of Customer Financing. The method for allocating identified corporate expenses was based on the identified salary expenses of certain employees directly involved with Customer Financing activities and estimated administrative support requirements. Corporate overhead and income taxes incurred by Boeing have been excluded from the Statements of Revenues, Direct Expenses and Identified Corporate Expenses. These statements do not purport to represent all the costs and expenses associated with a stand-alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results. Complete historical financial statements were not prepared as Boeing did not maintain Customer Financing as a separate division or subsidiary and has not segregated indirect operating cost information or certain assets and liabilities in Boeing's accounting records.

Note 3.  Summary of Significant Policies

Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions and estimates that directly affect the amounts reported in the financial statements. Significant estimates for which changes in the near term are considered reasonably possible and that may have a material impact on the financial statements are addressed in these Notes to the Statements of Net Assets Acquired and Statements of Revenues, Direct Expenses and Identified Corporate Expenses.

Finance Leases At lease commencement, Customer Financing records the lease receivable, estimated residual value of the leased equipment and unearned lease income. Income from leases is recognized over the terms of the leases so as to approximate a level rate of return on the net investment. Residual values, which are reviewed periodically, represent the estimated amounts to be received at lease termination from the disposition of leased equipment.

Notes Receivable Notes receivable includes both short and long-term customer loans. Interest income is recognized over the terms of the loans at the stated interest rate in the agreement.

Allowance for Losses on Financing Receivables The allowance for losses on financing receivables includes consideration of such factors as the risk of individual credits, economic and political conditions, guaranties, prior loss experience, past-due amounts, collateral value of the underlying equipment and results of periodic credit reviews.

Equipment Under Operating Leases Rental equipment subject to operating leases is recorded at cost and depreciated over its useful life or lease term to an estimated salvage value, primarily on a straight-line basis. Customer Financing reviews these assets when events or circumstances indicate that the carrying amount of these assets may not be recoverable. If recovery at carrying amounts is deemed to be impaired, then the assets are written down to estimated fair value.

Note 4.  Investment in Finance Leases

The following lists the components of the investment in finance leases at December 31:


(Dollars in millions)                                      1999                1998
Minimum lease payments receivable                    $        581.6      $        466.1
Estimated residual value of leased assets                      47.2                46.5
Unearned income                                               (98.8)             (123.2)
                                                     ---------------------------------------
                                                     $        530.0      $        389.4
                                                     =======================================

At December 31, 1999, finance lease receivables of $165.7 million serve as collateral to non-recourse indebtedness.

At December 31, 1999, finance lease receivables are due in installments as follows: 2000, $383.7 million; 2001, $20.8 million; 2002, $20.8 million; 2003,
$19.6 million; 2004, $20.7 million; 2005 and thereafter, $116.0 million.

Note 5.  Notes Receivable

At December 31, 1999,  notes  receivables  are due in  installments  as follows:
2000,  $56.8 million;  2001,  $40.2 million;  2002,  $13.2 million;  2003,  $9.3 million; 2004, $13.0 million; 2005 and thereafter, $234.2 million.

Note 6.  Allowance and Provision for Losses on Financing Receivables

Changes in the allowance for losses on financing receivables were as follows for the years ended December 31:


(Dollars in millions)                                                       1999              1998           1997
Allowance for losses on financing receivables at beginning of
    year                                                               $       133.6     $        66.2    $       4.2
Provision for losses                                                            11.3              62.0            8.4
Recoveries                                                                     (19.3)             (4.3)           -
Net transfer in from Boeing                                                     51.0               9.7           53.6
                                                                       -------------------------------------------------
Allowance for losses on financing receivables at end of year           $       176.6     $       133.6    $      66.2
                                                                       =================================================

Note 7.  Equipment Under Operating Leases

Equipment under operating leases consisted of the following at December 31:

(Dollars in millions)                                                        1999                1998
Commercial aircraft                                                    $        783.2      $       798.6
Accumulated depreciation                                                        (90.6)             (54.2)
Net rentals receivable (prepaid rents)                                            0.6               (2.4)
                                                                       -------------------------------------
                                                                       $        693.2      $       742.0
                                                                       =====================================

At December 31, 1999, future minimum rentals scheduled to be received under the noncancelable portion of operating leases are as follows: 2000, $110.1 million; 2001, $106.7 million; 2002, $106.6 million; 2003, $105.6 million; 2004, $105.6 million; 2005 and thereafter, $419.1 million.

In conjunction with periodic reviews of the Customer Financing portfolio, during the years ended December 31, 1999, 1998 and 1997, Customer Financing took write-downs on aircraft subject to operating leases totaling $80.0 million, $74.0 million and $13.2 million, respectively, which are included in the Statements of Revenues, Direct Expenses and Identified Corporate Expenses. Recovery at carrying amounts was deemed to be impaired, thus the assets were written down to estimated fair value.

Note 8.  Indebtedness

Boeing has entered into a series of agreements with one funding source to provide non-recourse debt for the funding of certain of its finance leases. This non-recourse debt totaling $58.4 million and $61.6 million at December 31, 1999 and 1998, respectively, has been assigned to the Company as part of the Acquisition. These obligations are recourse only to the lessee and not to Boeing. The non-recourse obligations all bear interest at a rate of 9.9% per annum and are payable semi-annually.

Remaining principal payments required under the non-recourse obligations during the years ending December 31 are as follows:

              (Dollars in millions)
              2000                               $         4.6
              2001                                         3.0
              2002                                         3.4
              2003                                         3.2
              2004                                         3.9
              2005 and thereafter                         40.3
                                                 ------------------
                                                 $        58.4
                                                 ==================

The derivative financial instruments held by Customer Financing at December 31, 1999 are included in the Acquisition and consist of specifically tailored interest rate swaps. Customer Financing does not trade in derivatives for speculative purposes.

Customer Financing has used interest rate swap agreements to manage interest costs and risks associated with changing interest rates. The differential to be paid or received is accrued as interest rates change and is recognized in interest expense over the life of the agreements. Counterparties to the interest rate swap contracts are major financial institutions and credit loss from counterparty non-performance is not anticipated. At December 31, 1999, Customer Financing had interest rate swap agreements outstanding as follows:


------------------------------------------------------------------------------------------------------------------------
                                      Contract             Notional
(Dollars in millions)                 Maturity             Principal        Pay Rate                Receive Rate
------------------------------------------------------------------------------------------------------------------------
                                                                                            Floating rates are based
Non-recourse indebtedness             2009 - 2010           $ 58.4           9.9%                    on LIBOR
------------------------------------------------------------------------------------------------------------------------

Note 9.  Commitments

A portion of Boeing's unfunded commercial aircraft financing commitments existing as of December 31, 1999 of approximately $4,500.0 million may be funded by the Company, on a transaction by transaction basis, subject to approval of each transaction by the Company's investment committee (which may require credit enhancements from Boeing or other parties or other conditions the Company deems necessary to meet the Company's investment requirements).

Note 10.  Transactions with Boeing

In order to induce the Company to acquire certain of the assets in the Customer Financing portfolio, Boeing has agreed to provide the Company with limited guaranties related to repayment from two of the customers included in the Acquisition. The guaranties are all limited, on a per customer basis, and do not cover the entire book value of the acquired assets.

One of the two customers associated with the limited guaranties is the largest customer in the acquired portfolio, Viacao Aerea Rio-Grandense ("VARIG"). Boeing has provided the Company with a first loss deficiency guaranty covering 35% of the aggregate stipulated loss value set forth in the transferred VARIG leases which have a net asset value of $357.1 million as of December 31, 1999. Additionally, Boeing has provided the Company with a first loss deficiency guaranty covering the Linhas Aereas de Mocambique ("LAM") loan which has a net asset value of $43.7 million as of December 31, 1999. The LAM guaranty covers 35% of the termination value, as set forth in the loan, for the first two years, commencing March 31, 2000, with reducing coverage over time to a low of 10% of the termination value after March 31, 2007.

Note 11.  Fair Value of Financial Instruments

The estimated fair value amounts of Customer Financing's financial instruments have been determined by Customer Financing and the Company, using appropriate market information and valuation methodologies. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Notes Receivable Fair values for variable rate notes that reprice frequently and with no significant change in credit risk are based on carrying values. The fair values of fixed rate notes are estimated in discounted cash flow analyses, with the use of interest rates currently offered on loans with similar terms to borrowers of similar credit quality.

Interest Rate Hedges The fair values of Customer Financing's interest rate swaps are based on quoted market prices of comparable instruments.

Non-Recourse Indebtedness Carrying amounts of borrowings include accrued interest. The fair value of the non-recourse indebtedness is estimated according to public quotations or discounted cash flow analyses, which are based on current incremental borrowing rates for similar types of borrowing arrangements.

The notional amounts, carrying amounts and estimated fair values of Customer Financing's financial instruments at December 31 were as follows:

                                                       1999                                  1998
                                      ------------------------------------------------------------------------------
                                                     Assets (Liabilities)                   Assets (Liabilities)
                                                  ---------------------------             --------------------------
                                        Notional    Carrying       Fair        Notional     Carrying       Fair
(Dollars in millions)                    Amount      Amount        Value        Amount       Amount       Value
ASSETS
    Notes receivable                    $     -     $   371.7    $   413.7    $     -       $   269.8    $   340.1

LIABILITIES
    Non-recourse indebtedness                 -         (59.8)       (68.0)         -           (63.1)       (79.0)

OFF-BALANCE SHEET INSTRUMENTS
    Interest rate swaps                      58.4         -           (2.1)        61.6           -           (8.4)


Note 12.  Concentration of Credit Risk

A substantial portion of Customer Financing's total portfolio is concentrated among a small number of Customer Financing's largest customers. The single largest customer, VARIG, accounted for $472.6 million (29.6% of total Customer Financing portfolio) and $487.6 million (34.8% of total Customer Financing portfolio) at December 31, 1999 and 1998, respectively. The second largest customer, Thai Airways ("Thai"), accounted for $359.9 million (22.6% of total Customer Financing portfolio) and $213.8 million (15.3% of total Customer Financing portfolio), at December 31, 1999 and 1998, respectively. (See Note 13 below for discussion of the subsequent payoff by Thai.) The third largest customer, United Airlines ("United"), accounted for $236.4 million (14.8% of total Customer Financing portfolio) and $237.0 million (16.9% of total Customer Financing portfolio) at December 31, 1999 and 1998, respectively. The fourth largest customer, City Bird S.A. ("City Bird"), accounted for $165.3 million (10.4% of total Customer Financing portfolio) and $172.0 million (12.3% of total Customer Financing portfolio) at December 31, 1999 and 1998, respectively. No other single customer accounted for 10% or greater of the total Customer Financing portfolio.

Based on portfolio balances at December 31, 1999, the single largest customer accounted for 40.6%, 7.6% and 4.4% in 1999, 1998 and 1997, respectively, of Customer Financing's revenues. The second largest customer accounted for 12.3%, 0.5% and no revenue, in 1999, 1998 and 1997, respectively. The third largest customer accounted for 16.6%, 45.5% and 64.4%, in 1999, 1998 and 1997,
respectively. The fourth largest customer accounted for 12.0%, 25.7% and no revenue, in 1999, 1998 and 1997, respectively. No other single customer accounted for 10% or greater of Customer Financing's revenues.

Customer Financing generally holds title to all leased equipment and generally has a perfected security interest in the assets financed through note and loan arrangements.

Revenues from financing of assets located outside the United States totaled $114.5 million, $25.2 million and $10.2 million in 1999, 1998 and 1997, respectively.

Note 13.  Subsequent Events

In February 2000, a finance lease included in the net assets acquired was terminated as a result of early termination payments received from Thai. The net asset value of the terminated contract as of December 31, 1999 was $359.9 million. The early termination payments included normal lease payments to be accrued on the books of the Company from January 1, 2000, through the date of the termination. No additional gains or losses have been recorded by the Company as a result of this transaction. In connection with this transaction, one of the promissory notes issued in conjunction with the Portfolio acquisition was repaid in part by $358.4 million.

As of March 31, 2000, the Company received an additional equity contribution of $45.0 million and the proceeds were used to repay in part one of the promissory notes.

As a result of the above transactions, the remaining aggregate balance on the promissory notes at March 31, 2000 is $858.5 million.

In March 2000, an operating lease with LAM included in the net assets acquired expired and was renewed by the original lessee. The terms of the renewal call for payments over the course of ten years, followed by a guaranteed purchase of the leased equipment. The Company has recorded the new agreement as a finance lease, with no gain or loss recorded at the inception of the transaction. The net asset value of the operating lease as of December 31, 1999 was $43.7 million.

b.       Pro Forma Financial Information.

The following unaudited pro forma combined condensed balance sheet and statement of income give effect to the acquisition by the Company of certain tangible assets and assumption of certain liabilities of Customer Financing from Boeing. As this acquisition represents a transaction between entities under common control, the acquisition will be accounted for at historical cost. The unaudited pro forma combined condensed balance sheet gives effect to the asset acquisition as if it had occurred on December 31, 1999. The unaudited pro forma combined condensed statement of income gives effect to the asset acquisition as if it had occurred on January 1, 1999. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. The unaudited pro forma combined condensed financial statements are not intended to be a projection of future financial condition or results of operations. The 1999 pro forma results are not predictive of future results as, among other things, the unaudited pro forma combined condensed financial statements for 1999 do not include a complete allocation of certain overhead expenses.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the notes thereto, the historical consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission, and the financial data of Customer Financing appearing elsewhere in this Form 8-K.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 1999


                                                       Boeing Capital       Customer          Pro Forma            Combined
(Dollars in millions)                                   Corporation        Financing         Adjustments          Pro Forma
ASSETS:
    Financing receivables:
       Investment in finance leases                  $      1,372.8      $       530.0   $     (356.1)(a)      $     1,546.7
       Notes receivable                                       708.0              371.7          277.4 (a)            1,357.1
                                                     ------------------------------------------------------------------------
                                                            2,080.8              901.7          (78.7)               2,903.8
       Allowance for losses on financing
          receivables                                         (60.7)            (176.6)          91.5 (a)             (145.8)
                                                     ------------------------------------------------------------------------
                                                            2,020.1              725.1           12.8                2,758.0
    Cash and cash equivalents                                  26.9                -              -                     26.9
    Equipment under operating lease, net                      828.2              693.2          (26.8)(a)            1,494.6
    Equipment held for sale or re-lease                        66.0                -              -                     66.0
    Accounts due from Boeing and BCSC                           2.6                -             15.3 (a)(b)            17.9
    Other assets                                               99.8                -                -                   99.8
                                                     ------------------------------------------------------------------------
                                                     $      3,043.6      $     1,418.3   $        1.3          $     4,463.2
                                                     ========================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
    Short-term notes payable                         $        271.0      $         -     $        -            $       271.0
    Accounts payable and accrued expenses                      38.5                -              -                     38.5
    Other liabilities                                          96.5               47.9          (16.0)(a)              128.4
    Deferred income taxes                                     427.5                -             17.3 (b)              444.8
    Long-term debt:
       Senior                                               1,741.8               58.4        1,261.9 (c)            3,062.1
       Subordinated                                            44.9                -              -                     44.9
                                                     ------------------------------------------------------------------------
                                                            2,620.2              106.3        1,263.2                3,989.7
                                                     ------------------------------------------------------------------------

Shareholder's equity:
    Preferred stock                                            50.0                -              -                     50.0
    Common stock                                                5.0                -              -                      5.0
    Capital in excess of par value                             89.5                -             50.1 (c)              139.6
    Income retained for growth                                278.9                -              -                    278.9
                                                     ------------------------------------------------------------------------
                                                              423.4                -             50.1                  473.5
                                                     ------------------------------------------------------------------------
                                                     $      3,043.6      $       106.3   $    1,313.3          $     4,463.2
                                                     ========================================================================

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet and Pro Forma Combined Condensed Statement of Income.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999


                                                       Boeing Capital       Customer           Pro Forma            Combined
(Dollars in millions)                                   Corporation         Financing         Adjustments           Pro Forma
REVENUES:
    Finance lease income                             $        114.9      $        32.2    $      (17.0) (a)     $        130.1
    Interest income on notes receivable                        52.3               21.3            19.5  (a)               93.1
    Operating lease income, net of
       depreciation expense of $72.0 and
       $35.2 for Boeing Capital
       Corporation and Customer Financing,
       respectively                                            64.2               84.9            (2.5) (a)              146.6
    Net gain on disposal or re-lease of assets                 51.7                -               -                      51.7
    Other                                                       2.1                -               -                       2.1
                                                     --------------------------------------------------------------------------
                                                              285.2              138.4             -                     423.6
                                                     --------------------------------------------------------------------------

EXPENSES:
    Interest expense                                          130.0                6.0            63.8  (b)              199.8
    Provision for losses                                        7.4               11.3             -                      18.7
    Operating expenses                                         13.8                2.8             -                      16.6
    Write-downs of equipment under
       operating leases                                         -                 80.0             -                      80.0
    Other                                                       7.3                7.2             -                      14.5
                                                     --------------------------------------------------------------------------
                                                              158.5              107.3            63.8                   329.6
                                                     --------------------------------------------------------------------------
Income (loss) before provision for (benefit
    from) income taxes                                        126.7               31.1           (63.8)                   94.0
Provision (benefit from) for income taxes                      48.5                -             (14.8) (c)               33.7
                                                     --------------------------------------------------------------------------
Net income (loss)                                    $         78.2      $        31.1    $      (49.0)         $         60.3
                                                     ==========================================================================

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet and Pro Forma Combined Condensed Statement of Income.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AND PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

Note 1.  Basis of Presentation

As of March 31, 2000, the Company agreed to acquire certain tangible assets and agreed to assume certain liabilities of Boeing and the customer financing subsidiaries of Boeing (the parent company of the Company), pursuant to the Term Sheet dated as of January 1, 2000 as well as the various definitive asset transfer agreements dated as of March 31, 2000 (collectively referred to as the "Transfer Agreements"). Under the terms of the Transfer Agreements, the Company acquired effective as of January 1, 2000, a significant portion of Boeing's customer financing portfolio, including lease and loan agreements and the related receivables and assets. The purchase price was paid in the form of promissory notes, dated January 1, 2000, in the aggregate principal amount of $1,261.9 million, together with an equity contribution of $50.1 million. The Company is expected to receive approximately $17.3 million from Boeing in consideration for which the Company will assume Boeing's deferred taxes with respect to the Portfolio.

Note 2.  Customer Financing Presentation

The Customer Financing assets are accounted for at historical cost.

Note 3.  Pro Forma Adjustments

The pro forma adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet give effect to the following:

(a) Represents adjustments or reclassifications to conform to the Company's presentation, in accordance with financial services industry practices.

(b)  To record the deferred taxes related to the financing assets transferred.

(c) To record the debt and equity contribution required to finance the acquisition of the Customer Financing portfolio.

The following notes to the pro forma adjustments for the Unaudited Pro Forma Combined Condensed Statement of Income represent the adjustments that would have resulted from the Portfolio transfer had the transfer occurred on January 1, 1999:

(a) Represents adjustments or reclassifications to conform to the Company's presentation, in accordance with financial services industry practices.

(b) To record interest expense on the intercompany debt required to finance the Customer Financing portfolio during 1999, based on the Company's normal leverage assumptions.

(c) To record benefit from taxes for the transferred portfolio that was not separately allocated to Customer Financing.

c.       Exhibits.

         2.1 Term Sheet, dated as of January 1, 2000 by and between the Company and Boeing or its subsidiaries

         2.2   Promissory Notes

         23.1  Consent of Independent Accountants

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Term Sheet have been omitted (other than the forms of transfer agreements referred to as exhibits in Item 2). The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BOEING CAPITAL CORPORATION



Dated: April 13, 2000             By: /s/ STEVEN W. VOGEDING
                                  -----------------------------
                                  Steven W. Vogeding
                                  Vice President and Chief Financial Officer